Registrant Name:  Vanguard Windsor Funds
CIK:   0000107606
File Number:  811-834
Series 1

The Vanguard Windsor Fund (Series 1) issued a new class of shares called Admiral Class. The Admiral Class shares were first issued on November 12, 2001.